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                     [LETTERHEAD OF KPMG PEAT MARWICK LLP]


                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors National Health Laboratories Holdings Inc.:

  We consent to the use of our reports incorporated herein by reference and to the references to our firm under the headings "Selected Historical and Pro Forma Condensed Combined Consolidated Financial Data" and "Experts" in the proxy statement/prospectus and related resale prospectus.

                                          KPMG Peat Marwick LLP

San Diego, California
March 31, 1995